SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchagne Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2003


                           QUICKSILVER RESOURCES INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

               001-14837                        75-2756163
         ----------------------          ----------------------------
        (Commission File Number)       (IRS Employer Identification No.)

                          777 West Rosedale, Suite 300
                             Fort Worth, Texas 76104
              -----------------------------------------------------
               (Address of principal executive offices) (Zip code)

      (Registrant's telephone number, including area code): (817) 665-5000

                                       N/A
               --------------------------------------------------
          (Former name or former address, if changed since last report)



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                                        1

ITEM 5. OTHER EVENTS.

     On July 1, 2003, Quicksilver Resources Inc., a Delaware corporation, issued a press release announcing the redemption of $53 million of 14.75 percent Second Mortgage Notes due in 2009. The notes were redeemed at 106 percent of par value and were funded by a new $70 million second lien note single draw facility. The new $70 million facility is a combined LIBOR based floating and seven and one-half percent fixed interest rate commitment with a termination date of December 31, 2006. A total of $30 million of the $70 million facility will be at the floating rate, which will initially be 6.53 percent. The excess of the facility over the $53 million repayment will be used to fund general working capital including the company's 2003 capital expenditure budget. The press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

            The following exhibit is filed herewith:

            Exhibit No.               Description

            99.1                      Press release dated July 1, 2003.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          QUICKSILVER RESOURCES INC.



Dated:  July 3, 2003                       By:        /s/ Bill Lamkin
                                              ----------------------------------
                                           Bill Lamkin, Executive Vice President
                                           and Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press Release dated July 1, 2003